UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2024
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 1, 2024, at the Annual Meeting of Stockholders, the stockholders of PriceSmart, Inc. (the “Company”) approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), to provide for the exculpation of certain officers of the Company against personal liability to the extent permitted by the Delaware General Corporation Law, as further described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on December 19, 2023.
The Charter Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 1, 2024 (the “Certificate of Amendment”). The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PriceSmart, Inc. (the “Company”) was held on February 1, 2024 through a virtual meeting platform at www.virtualshareholdermeeting.com/PSMT2024. As of the record date, there were 30,516,876 shares outstanding and entitled to vote. There were 28,446,815 shares voted during the meeting or by proxy. Directors are elected by a plurality of the votes of the shares present during the meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each of the nominees of the Board of Directors (the “Board”) received such a plurality and was re-elected to the Board. Stockholders also (i) approved, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2023; (ii) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the limitation of liability of officers of the Company as permitted pursuant to a recent amendment to the Delaware General Corporation Law (“DGCL”); and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2024. The Company’s stockholders approved every “one year” as the frequency of a stockholder vote on compensation of the named executive officers of the Company. Based on such vote, the Board has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such a stockholder advisory vote.
1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Sherry S. Bahrambeygui	26,015,308	1,444,627	986,880
Jeffrey R. Fisher	25,091,309	2,368,626	986,880
Gordon H. Hanson	27,075,986	383,949	986,880
Beatriz V. Infante	27,342,076	117,859	986,880
Leon C. Janks	20,070,574	7,389,361	986,880
Patricia Márquez	26,056,650	1,403,285	986,880
David N. Price	25,747,862	1,712,073	986,880
Robert E. Price	26,893,562	566,373	986,880
David R. Snyder	25,841,183	1,618,752	986,880
John D. Thelan	27,421,059	38,876	986,880
Edgar Zurcher	25,280,494	2,179,441	986,880
2. To approve, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2023:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	25,408,977	2,025,619	25,339	986,880
3. To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation:

	One Year	Two Years	Three Years	Abstain
Total Shares Voted	26,158,897	2,209	1,287,806	11,023

4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the limitation of liability of officers of the Company as permitted pursuant to recent amendment to the DGCL:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	26,353,445	1,030,742	75,748	986,880
5. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2024:

	Votes For	Votes Against	Abstain
Total Shares Voted	28,174,902	263,915	7,998

Item 8.01. Other Events.

On February 1, 2024, the Company’s Board of Directors declared the Company’s annual cash dividend in the total amount of $1.16 per share, with $0.58 per share payable on February 29, 2024 to stockholders of record as of February 15, 2024 and $0.58 per share payable on August 30, 2024 to stockholders of record as of August 15, 2024. PriceSmart anticipates the ongoing payment of annual dividends in subsequent periods, although the actual declaration of future dividends, if any, the amount of such dividends, and the establishment of record and payment dates is subject to final determination by the Board of Directors at its discretion after its review of the Company’s financial performance and anticipated capital requirements, taking into account the uncertain macroeconomic conditions on our results of operations and cash flows.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.
104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2024	/s/ FRANCISCO VELASCO
Francisco Velasco Executive Vice President, General Counsel, Chief Ethics & Compliance Office, and Secretary